                                    ULTRAFEM, INC.


                                  3,000,000 Shares*

                                     Common Stock


                                UNDERWRITING AGREEMENT


                                                    __________________, 1996


JEFFERIES & COMPANY, INC.
HAMPSHIRE SECURITIES CORPORATION
   As Representatives of the Several Underwriters
c/o Jefferies & Company, Inc.
650 Fifth Avenue, 4th Floor
New York, New York  10019

Dear Sirs:

    Ultrafem, Inc., a Delaware corporation (the "Company"), hereby confirms its agreement with the underwriters named in Schedule I hereto (the "Underwriters"), for which you are acting as representatives (the "Representatives"), with respect to the sale by the Company and the purchase by the Underwriters of 3,000,000 shares (the "Firm Shares") of the Company's Common Stock, $0.001 par value (the "Common Stock"). In addition, the Company hereby confirms its agreement with the Underwriters to grant to the Underwriters an option to purchase up to an aggregate of 450,000 shares (the "Additional Shares") of Common Stock to cover over-allotments, if any. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares."

    You have advised us that, subject to the terms and conditions herein contained, you desire to purchase the Firm Shares and that you propose to make a public offering of the Firm Shares as soon as you deem advisable after the Registration Statement referred to below becomes effective.

    The terms that follow, when used in this Agreement, shall have the meanings indicated. "Preliminary Prospectus" shall mean each prospectus subject to completion included in the Company's registration statement on Form S-1 referred to in

_________________________

* Plus an option to purchase from the Company up to 450,000 Additional Shares to cover over-allotments.

Section 1(a)(i) below or any amendment or post-effective amendment thereto (including the prospectus subject to completion included in the Registration Statement (as defined below) on the date that the Registration Statement becomes effective (the "Effective Date") that omits Rule 430A Information (as defined below)). "Registration Statement" shall mean the registration statement referred to in Section 1(a)(i) below, including all financial statement schedules and exhibits, as amended at the Representation Date (as defined in Section 1(a) hereof) (or, if not effective at the Representation Date, in the form in which it shall become effective) and, if any post-effective amendment thereto becomes effective prior to the Closing Date (as defined in Section 2 hereof), shall also mean such registration statement as so amended. The term "Registration Statement" shall include Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A (as defined below). "Prospectus" shall mean (x) if the Company relies on Rule 434 under the Securities Act of 1933, as amended (the "Act"), the Term Sheet (as defined below) relating to the Shares that is first filed pursuant to Rule 424(b)(7) under the Act, together with the Preliminary Prospectus identified therein that the Term Sheet supplements, or (y) if the Company does not rely on Rule 434 under the Act, the prospectus first filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) under the Act, or, if no prospectus is required to be filed pursuant to Rule 424(b) under the Act, the prospectus included in the Registration Statement. "Term Sheet" shall mean any term sheet that satisfies the requirements of Rule 434 under the Act. "Rule 158," "Rule 424," "Rule 434" and "Rule 430A" refer to such rules under the Act (the rules and regulations under the Act, the "Act Regulations"). "Rule 430A Information" means information with respect to the Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A. For purposes of the representations and warranties contained herein, to the extent reference is made to the Prospectus and at the relevant time the Prospectus is not yet in existence, such reference shall be deemed to be to the most recent Preliminary Prospectus. For purposes of this Agreement, all references to the Registration Statement, Prospectus, Preliminary Prospectus or Term Sheet or to any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval system ("EDGAR"). For purposes of this Agreement, the terms "Registration Statement," "prospectus" and "Prospectus" shall be deemed to exclude the prospectus related to the offer and sale of 4,301,303 shares of Common Stock being offered by certain selling stockholders of the Company (the "Concurrent Offering").

    1.   REPRESENTATIONS AND WARRANTIES.

         (a) The Company represents and warrants to, and agrees with, each of the Underwriters as of the date hereof (such date being referred to as the "Representation Date") as follows:

              (i) The Company has filed with the Commission a registration statement (Registration No. 333-_____) on Form S-1, including a prospectus subject to completion, for the registration under the Act of the offering and sale of the Shares.

The Company may have filed one or more amendments thereto, including the related prospectus subject to completion, each of which has previously been furnished to the Representatives. After the execution of this Agreement, the Company will file with the Commission either (A) prior to effectiveness of such registration statement, a further amendment to such registration statement (including a form of prospectus), a copy of which amendment has been furnished to and approved by the Representatives prior to the execution of this Agreement, or (B) after effectiveness of such registration statement, either (1) if the Company relies on Rule 434 under the Act, a Term Sheet relating to the Shares that shall identify the Preliminary Prospectus that it supplements containing such information as is required or permitted by Rules 434, 430A and 424(b) under the Act or (2) if the Company does not rely on Rule 434 under the Act, a prospectus in the form most recently included in an amendment to such registration statement (or, if no amendment shall have been filed, in such registration statement) in accordance with Rules 430A and 424(b) of the Act Regulations and as have been provided to and approved by the Representatives prior to execution of this Agreement.

              (ii) Neither the Commission nor the "blue sky" or securities authority of any jurisdiction in which the Shares have been offered has issued any order preventing or suspending the use of any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto. When any Preliminary Prospectus was filed with the Commission it (A) complied in all material respects with the applicable requirements of the Act and the Act Regulations and
(B) did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. On the Effective Date, the Representation Date and each Closing Date, the Registration Statement did and will, and when the Prospectus or any Term Sheet that is a part thereof is first filed (if required) in accordance with Rule 424(b) and on the Representation Date and each Closing Date, the Prospectus will, comply in all material respects with the applicable requirements of the Act and the Act Regulations; on the Effective Date, the Representation Date and each Closing Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date, the Representation Date and each Closing Date, and on the date of any filing pursuant to Rule 424(b), the Prospectus or any Term Sheet that is a part thereof did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Shares will, at the time of such delivery, be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T under the Act; PROVIDED, that the Company makes no representations or warranties as to the information provided in writing to the Company by or on behalf of the Underwriters through the Representatives expressly for use in any Preliminary Prospectus, the

Registration Statement or the Prospectus, and the Company agrees that the only information provided in writing by or on behalf of Underwriters to the Company expressly for use in any Preliminary Prospectus, the Registration Statement or the Prospectus is that information contained in the last paragraph on the cover page of the Prospectus, the stabilization legend on the inside front cover page of the Prospectus, the "Underwriting" section of the Prospectus and the amounts of the selling concession and reallowance set forth in the Prospectus.

              (iii) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified to conduct its business and is in good standing in each jurisdiction or place where the nature or location of its properties (owned or leased) or the conduct of its business requires such qualification, except where the failure so to qualify would not have an adverse effect on the condition (financial or other), business, properties, prospects, net worth or results of operations of the Company that is or would be, singly or in the aggregate, material to the Company, whether or not occurring in the ordinary course of business (a "Material Adverse Effect").

              (iv) The Company has no subsidiaries (as defined in the Act Regulations).

              (v) The Company possesses all authorizations, clearances, approvals, orders, licenses, certificates, franchises and permits of and from, and has made all requisite declarations and filings with, all regulatory or governmental officials, bodies and tribunals, including without limitation, the Food and Drug Administration (the "FDA") (collectively, the "Permits") necessary to own, lease or operate its properties and to conduct its business in the manner described in the Registration Statement and the Prospectus, except where the failure to have obtained or made the same would not have a Material Adverse Effect, and the Company has not received any notice of proceedings relating to the revocation or modification of any such Permits. Except as described in the Registration Statement and Prospectus, the Company has fulfilled and performed all its current material obligations with respect to such Permits, and no event has occurred that allows, or after notice or lapse of time, or both, would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such Permit and such Permits contain no restrictions that are materially burdensome to the Company, and the Company is in compliance with all applicable laws, rules, regulations, orders and consents, the violation of which would have a Material Adverse Effect. The property and business of the Company conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

              (vi) All of the Company's issued and outstanding capital stock has been duly authorized, validly issued and is fully paid and nonassessable, and the Common Stock and the capitalization of the Company conform to the descriptions thereof and the statements made with respect thereto in the Registration Statement and the Prospectus as of the date set forth therein. Except as previously disclosed to the Representatives by letter dated ____, 1996 (the "Disclosure Letter"), none of the issued shares of Common Stock have been issued in violation of any preemptive or other rights to subscribe for or purchase shares of capital stock of the Company. There are no outstanding securities convertible into or exchangeable for, and no outstanding options, warrants or other rights to purchase, any shares of the capital stock of the Company, nor any agreements or commitments to issue any of the same, except as described in the Registration Statement and the Prospectus, and there are no preemptive or other rights to subscribe for or to purchase, and no restrictions upon the voting or transfer of, any capital stock of the Company pursuant to the Company's certificate of incorporation or by-laws or any agreement or other instrument to which the Company is a party. All offers and sales of the Company's capital stock by the Company prior to the date hereof were at all relevant times duly registered or exempt from the registration requirements of the Act and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws.

              (vii) The Company has good and marketable title to, and is possessed of, each property, right, interest or estate constituting the properties and assets described in the Registration Statement and the Prospectus as owned by it, free and clear of all liens, charges, encumbrances and restrictions, except such as are described in the Registration Statement and the Prospectus or such as are not burdensome and do not interfere with the use or proposed use of the property or the conduct of the business of the Company in a manner that is or would be material to the business of the Company. The Company has valid, subsisting and enforceable leases for the properties described in the Registration Statement and the Prospectus as leased by it, and no event has occurred which, with the passage of time or the giving of notice or both, would cause a material breach of, or default under, any such lease.

              (viii) The Company has all requisite power, authority, authorizations, approvals, orders, licenses, certificates and permits to enter into this Agreement and to carry out the provisions and conditions hereof, including the issuance and delivery of the Shares to the Underwriters as provided herein. This Agreement has been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against it in accordance with its terms, except to the extent the enforceability of rights to indemnity or contribution hereunder may be limited by Federal or state securities laws or public policy underlying such laws and except to the extent the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, by equitable principles, or judicial limitations on the right of specific performance.

              (ix) Except as described in the Registration Statement and the Prospectus, the Company owns, or possesses adequate rights to use, free and clear of all liens, charges, claims, encumbrances, pledges, security interests, defects or other restrictions of any kind whatsoever, all patents, trademarks, service marks, trade names, trade secrets, copyrights, proprietary technology and licenses, and rights with respect to the foregoing, used in the conduct of its business as described in the Registration Statement and the Prospectus and as now conducted. Except as described in the Registration Statement and the Prospectus, to the Company's knowledge, none of the patents, patent applications, trademarks, service marks, trade names, trade secrets, copyrights, proprietary technology and licenses, and rights to the foregoing presently owned or held by the Company, conflict with the right of any other person or entity or are in dispute. Except as described in the Registration Statement and the Prospectus, to the Company's knowledge, the Company (i) owns, or possesses adequate rights to use, free and clear of all liens, charges, claims, encumbrances, pledges, security interests, defects or other restrictions of any kind whatsoever, all patents, trademarks, service marks, trade names, trade secrets, copyrights, proprietary technology and licenses, and rights with respect to the foregoing, used in the conduct of its business as described in the Registration Statement and the Prospectus and as now conducted or proposed to be conducted without infringing upon or otherwise acting adversely to the right or claimed right of any person, corporation or other entity under or with respect to any of the foregoing, (ii) is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any patent, trademark, service mark, trade name, copyright, know-how, technology or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise, and (iii) has not received a notice, or knows of any basis, of any conflict with the asserted rights of others in any such respect that could have a Material Adverse Effect, except as described in the Registration Statement and the Prospectus.

              (x) The Company owns and has the right to use all trade secrets, know-how (including all other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), inventions, designs, processes, works of authorship, computer programs and technical data and information that are material to its business, properties and operations.

              (xi) The Shares to be sold by the Company have been duly and validly authorized for issuance by the Company, and the Company has the corporate power and authority to issue, sell and deliver the Shares; and, when the Shares are issued and delivered against payment therefor as provided by this Agreement, the Shares will have been validly issued, fully paid and nonassessable, and the issuance of such Shares will not be subject to any preemptive or similar rights. All corporate action required to be taken by the stockholders or the Board of Directors of the Company for the authorization, issuance and sale of the Shares has been duly and validly taken.

              (xii) Deloitte & Touche LLP, whose reports are filed with the Commission as part of the Registration Statement, are, and during the periods covered by their report(s) included in the Registration Statement and the Prospectus were, independent certified public accountants with respect to the Company, under the meaning of and as required by the Act and the Act Regulations.

              (xiii) The financial statements and related schedules and notes included in the Registration Statement and the Prospectus present fairly the financial position of the Company, on the basis stated in the Registration Statement, as of the respective dates thereof and the results of operations and cash flows of the Company, for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Registration Statement and the Prospectus, and are correct and complete in all material respects and are in accordance with the books and records of the Company. The selected financial information included under the caption "Selected Financial Data" in the Prospectus presents fairly the information shown therein and has been compiled on a basis consistent with that of the audited financial statements of the Company included therein. No other financial statements or schedules of the Company are required by the Act or the Act Regulations to be included in the Registration Statement or Prospectus.

              (xiv) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

              (xv) The Company maintains insurance covering its properties, operations, personnel and businesses. Such insurance insures against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company is engaged. The Company has not been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. All such insurance is outstanding and duly in force on the date hereof.

              (xvi) Except as set forth in the Registration Statement and the Prospectus, the Company is in compliance with all Federal, state, local or foreign laws or regulations relating to pollution or protection of human health or the environment ("Environmental Laws"), except where the failure to be in compliance would not have a Material Adverse Effect. Except as set forth in the Registration Statement and the Prospectus, the Company has not authorized or conducted, and has no knowledge of, the generation, transportation, storage, use, treatment, disposal or release of any hazardous substance, hazardous waste, hazardous material, hazardous constituent, toxic substance, pollutant, contaminant, petroleum product, natural gas, liquified gas or synthetic gas, defined or regulated under any Environmental Law on, in or under any property currently leased or owned or by any means controlled by the Company (the "Real Property") in violation of any applicable law, except for any violation which would not have a Material Adverse Effect; there is no pending or, to the Company's knowledge, threatened claim, action, litigation or any administrative agency proceeding involving the Company or its properties, nor has the Company received any written notice, or any oral notice to any executive officer of the Company or any other employee responsible for receipt of any such notice, from any governmental entity or third party, that: (A) alleges a violation of any Environmental Laws by the Company or any person or entity whose liability for a violation of an Environmental Law the Company has retained or assumed either contractually or by operation of law, which liability or violation could be reasonably expected to have a Material Adverse Effect; (B) alleges the Company is a liable party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 ET SEQ., or any state superfund law; (C) alleges possible contamination of the environment by the Company; or (D) alleges possible contamination of the Real Property.

              (xvii) The Company is not in violation or breach of any term of its certificate of incorporation or by-laws. The Company is not, or with the passage of time or the giving of notice or both would not be, in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company, or of any judgment, order or decree of any court or governmental agency or body or of any arbitrator having jurisdiction over the Company which would have a Material Adverse Effect, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any mortgage, loan agreement, note, bond, debenture, credit agreement or any other evidence of indebtedness or in any agreement, contract, indenture, lease or other instrument to which the Company is a party or by which the Company is bound, or to which any of its property or assets is subject, the effect of which violation or default in performance or observance would have a Material Adverse Effect.

              (xviii) There is no action, suit or proceeding before or by any court, arbitrator or governmental agency or body, including without limitation, the FDA, the United States Patent and Trademark Office and any comparable governmental bodies in foreign countries in which the Company conducts or proposes to conduct business pending or, to the Company's knowledge, threatened, against the Company, or to which any of its properties or products are subject,
(A) that are required to be described in the Registration Statement or the Prospectus but are not described as required or (B) that, if adversely determined, could reasonably be expected to have a Material Adverse Effect. Except as described in the Registration Statement and the Prospectus, there are no existing material agreements, arrangements, understandings or transactions, or proposed material agreements, arrangements, understandings or transactions, between or among the Company, on the one hand, and any officer, director, or stockholder of the Company, or any affiliate or associate of any such person or entity. There is no agreement, contract, indenture, lease or other document or instrument that is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed or incorporated by reference as required. All such agreements to which the Company is a party have been duly authorized, executed and delivered by the Company, constitute valid and binding agreements of the Company and, to the knowledge of the Company, the other parties thereto, and are enforceable against them in accordance with the terms thereof, except to the extent the enforceability of rights to indemnity or contribution hereunder may be limited by Federal or state securities laws or public policy underlying such laws and except to the extent the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, by equitable principles, or judicial limitations on the right of specific performance.

              (xix) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated or contemplated therein: (A) the Company has not (1) issued any securities other than in connection with the exercise of any outstanding options or warrants, (2) incurred any material liability or obligation, direct or contingent, for borrowed money, (3) entered into any transaction, not in the ordinary course of business, that is material to the Company, (4) entered into any transaction with an affiliate of the Company (as the term "affiliate" is defined in Rule 405 promulgated by the Commission pursuant to the Act), which would otherwise be required to be disclosed in the Registration Statement and the Prospectus, or (5) declared or paid any dividend on its capital stock or made any other distribution to its equity holders; (B) there has not been any material change in the capital stock or other equity, or material increase in the short-term debt or long-term debt, of the Company; and (C) there has been no change or development with respect to the condition (financial or otherwise), business, properties, prospects, net worth or results of operations of the Company that would have a Material Adverse Effect.

              (xx) Neither the execution, delivery or performance of this Agreement, the offer, issuance, sale or delivery of the Shares, nor the consummation of the other transactions contemplated hereby (A) requires the consent, approval, authorization or order of any court or governmental agency or body, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters or such as may be required by the National Association of Securities Dealers, Inc. (the "NASD") and such other approvals as have been obtained, (B) will conflict with, result in a breach or violation of, or constitute a default under the terms of any agreement, contract, indenture, lease or other instrument to which the Company is a party or by which it or any of its properties may be bound, or the certificate of incorporation or by-laws of the Company, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or an acceleration of indebtedness pursuant to the terms of any agreement or instrument to which the Company is a party or by which it may be bound or to which any of its property or assets is subject, or (C) will conflict with or violate any law, statute or regulation, or any judgment, order, consent or memorandum of understanding applicable to the Company of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or its properties.

              (xxi) The Company has not distributed and, prior to the later to occur of (A) the Closing Date or (B) completion of the distribution of the Shares, will not distribute without the prior written consent of Jefferies & Company, Inc. ("Jefferies") any offering material in connection with the offering and sale of the Shares other than the Registration Statement, any Preliminary Prospectus, the Prospectus or other materials, if any, permitted by the Act and the Act Regulations.

              (xxii) Neither the Company nor, to its knowledge, any employee or agent of the Company has made any payment of funds of the Company, or received or retained any funds, in violation of any law, rule or regulation, or which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement or the Prospectus.

              (xxiii) The Company is not involved in any labor dispute, and, to the knowledge of the Company, no such dispute is threatened.

              (xxiv) The Company has filed (or has obtained extensions thereto) all Federal, state and local tax returns that are required to be filed (other than returns with respect to which failure to so file would not have a Material Adverse Effect), which returns are compete and correct in all material respects and has paid all taxes shown on such returns and all assessments received by it with respect thereto to the extent that the same have become due, except those taxes that are being contested or protested in good faith by the Company and as to which any reserves required under generally accepted accounting principles have been established; and the Company has no knowledge of any tax deficiency which has been or might be asserted or threatened against the Company which could have a Material Adverse Effect.

              (xxv) No transfer tax, stamp duty or other similar tax is payable by or on behalf of the Underwriters in connection with (i) the issuance by the Company of the Shares, (ii) the purchase by the Underwriters of the Shares from the Company or (iii) the consummation by the Company of any of its obligations under this Agreement.

              (xxvi) The Company does not maintain, sponsor or contribute to any program or arrangement (an "ERISA Plan") that is an "employee pension benefit plan," an "employee welfare benefit plan" or a "multiemployer plan" as such terms are defined in Sections 3(2), 3(1) and 3(37), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), other than (i) if so required, as disclosed in the Registration Statement and Prospectus and (ii) employee welfare benefit plans which are not material to the Company and which do not provide post-retirement health, medical or life insurance benefits. The Company does not maintain or contribute to, or have material liability, contingent or otherwise, to, a defined benefit plan, as defined in Section 3(35) of ERISA. The Company has no material liability with respect to any "multiemployer plan," whether on account of any complete or partial withdrawal from any such plan or otherwise.

              (xxvii) The Company does not own any share of stock or any other securities of any corporation or has any equity interest in any firm, partnership, association or other entity other than as reflected in the financial statements included in the Registration Statement and the Prospectus.

              (xxviii) The Company has obtained from each of its directors, officers and certain securityholders a written agreement (the "Lock-Up Agreement") that, until August 22, 1997, he, she or it will not, without the prior written consent of Hampshire Securities Corporation ("Hampshire"), offer, sell, contract to sell, grant any option for the sale of or otherwise dispose of, directly or indirectly, any shares of Common Stock or any security or other instrument which by its terms is convertible into, or exercisable or exchangeable for, shares of Common Stock or other securities of the Company, including, without limitation, any shares of Common Stock issuable pursuant to the terms of any employee stock options; PROVIDED, HOWEVER, that such persons may offer, sell, contract to sell, grant an option for the sale of or otherwise dispose of all or any part of his, her or its shares of Common Stock or other such security or instrument of the Company during such period only if such transaction is private in nature and the transferee of such shares of Common Stock or other securities or instruments agrees, prior to such transaction, to be bound by all of the provisions of such agreement.

              (xxix) No holder of any security of the Company has the right (other than a right which has been waived in writing or complied with) to have any security owned by such holder included in the Registration Statement, except that the Company makes no representation with respect to any holder whose securities are included in the Concurrent Offering, and, except as described in the Registration Statement and the Prospectus, no holder of any security of the Company has the right to demand registration of any security owned by such holder during the period ending February 22, 1997.

              (xxx) Neither the Company nor, to its knowledge, its officers, directors, employees or agents have taken or will take, directly or indirectly, (A) any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, or (B) since the filing of the Registration Statement (1) sold, bid for, purchased or paid anyone any compensation for soliciting purchases of the Shares or (2) paid or agreed to pay any person any compensation for soliciting another to purchase any securities of the Company.

              (xxxi) The Common Stock currently outstanding is duly authorized for trading on the Nasdaq National Market, and the Shares have been duly approved for quotation on the Nasdaq National Market, subject to notice of issuance.

              (xxxii) To the Company's knowledge, no officer or director of the Company has any affiliation or association with the NASD or any member thereof.

              (xxxiii) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and is not subject to registration under such act.

         (b) Any certificate signed by any officer of the Company delivered to the Representatives or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

    2.   SALE AND DELIVERY TO THE UNDERWRITERS; CLOSING.

         (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $________ per share (the "Initial Price"), the number of Firm Shares set forth opposite such Underwriter's name in Schedule I hereto.

         (b) The Company grants to the Underwriters an option to purchase all or any part of the Additional Shares at the Initial Price. Additional Shares shall be purchased from the Company for the accounts of the Underwriters in proportion to the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter. Such option may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time and from time to time within 30 days after the date of this Agreement, in each case upon written or facsimile notice, or verbal or telephonic notice confirmed by written or telegraphic notice, by the Underwriters to the Company no later than 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date (as hereinafter defined) or at least two business days before the Additional Shares Closing Date (as hereinafter defined), as the case may be, setting forth the number of Additional Shares to be purchased and the time and date (if other than the Firm Shares Closing Date) of such purchase.

         (c) Payment of the purchase price for, and delivery of, the Firm Shares to be purchased by the Underwriters shall be made at the offices of Jefferies & Company, 650 Fifth Avenue, 4th Floor, Attention: Syndicate Operations, New York, New York 10019, or at such other place as shall be agreed upon by the Representatives and the Company at 10:00 A.M. on the third (fourth, if the pricing occurred after 4:30 P.M. on any given day) business day after the date of this Agreement, or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the "Firm Shares Closing Date"). Payment shall be made to the Company by certified or official bank check or wire transfer and payable in immediately available funds to the order of the Company against delivery to the Underwriters of the Firm Shares.

         (d) Payment of the purchase price for, and delivery of, the Additional Shares to be purchased by the Underwriters shall be made at the office as set forth above or at such other place as shall be agreed upon by the Representatives and the Company at the time and on the date (which may be the same as, but in no event shall be earlier than, the Firm Shares Closing Date) specified in the notice referred to in Section 2(b) hereof (such time and date of delivery and payment are called the "Additional Shares Closing Date"). The Firm Shares Closing Date and the Additional Shares Closing Date are called, individually, a "Closing Date" and, together, the "Closing Dates". Payment shall be made to the Company by certified or official bank check or wire transfer and payable in immediately available funds to the order of the Company against delivery to the Underwriters of the Additional Shares being purchased by the Underwriters.

         (e) The Shares shall be in such denominations and registered in such names as the Representatives may request in writing at least two business days before the Firm Shares Closing Date or, in the case of the Additional Shares, on the day of notice of exercise of the option as described in Section 2(b) hereof. The Shares will be made available for examination and packaging by the Underwriters not later than 1:00 P.M. on the last business day prior to the Firm Shares Closing Date (or the Additional Shares Closing Date in the case of the Additional Shares) at such place as is designated by the Representatives.

    3.   COVENANTS.

         (a)  The Company covenants with each Underwriter as follows:

              (i) The Company will use its best efforts to cause the Registration Statement, if not effective at the Representation Date, and any amendment thereto, to become effective, as promptly as possible after the filing thereof. The Company will not file any amendment to the Registration Statement or amendment or supplement to the Prospectus to which the Representatives shall reasonably object in writing after a reasonable opportunity to review such amendment or supplement. Subject to the foregoing sentences in this clause 3(a)(i), if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus or any Term Sheet that constitutes a part thereof or supplement to the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus or any Term Sheet that constitutes a part thereof, properly completed, or such supplement thereto, to be filed with the Commission pursuant to Rule 434 and the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (A) when the Registration Statement, if not effective at the Representation Date, and any amendment thereto, shall have become effective, (B) when the Prospectus or any Term Sheet that constitutes a part thereof, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 434 and 424(b), (C) when any amendment to the Registration Statement shall have been filed or become effective, (D) of any request by the Commission for any amendment of or supplement to the Registration Statement or any Prospectus or for any additional information, (E) of the receipt by the Company of any notification of, or if the Company otherwise has knowledge of, the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (F) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the lifting thereof.

              (ii) If, at any time when a prospectus relating to the Shares is required to be delivered under the Act or the Act Regulations, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or amend or supplement the Prospectus to comply with the Act or the Act Regulations, the Company promptly will prepare and file with the Commission, at the Company's expense, subject to the second sentence of Section 3(a)(i) hereof, an amendment or supplement which will correct such statement or omission or effect such compliance. Neither your consent to, nor your delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5.

              (iii) The Company consents to the use of the Prospectus in accordance with the provisions of the Act and with the securities or blue sky laws of the jurisdictions in which the Shares are offered by the Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with the sales by any Underwriter or dealer. The Company will comply with all requirements imposed upon it by the Act, as now and hereafter amended, so far as necessary to permit the continuance of sales of or dealing in the Shares in accordance with the provisions hereof and the Prospectus.

              (iv) As soon as practicable, the Company will make generally available to its security holders and to the Underwriters an earnings statement of the Company covering a twelve-month period beginning with the first full calendar quarter following the Effective Date which will satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder.

              (v) The Company will, without charge, furnish (A) to the Representatives, two signed copies of the Registration Statement (including exhibits thereto and upon request, all documents incorporated by reference therein), (B) to each Underwriter, a conformed copy of such Registration Statement (without exhibits thereto) and (C) so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of the Prospectus and all amendments and supplements thereto as the Representatives may reasonably request. The copies of the Registration Statement, and each amendment thereto, and the copies of the Prospectus, and any amendments or supplements thereto, furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

              (vi) During the period of three years hereafter, the Company will furnish to the Representatives, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request; PROVIDED, that prior to the Company's furnishing any such other information that is nonpublic you shall enter into such agreement respecting the confidentiality thereof as the Company may reasonably request.

              (vii) The Company will apply the net proceeds from the offering and sale of the Shares to be sold by the Company in accordance with the description set forth in the "Use of Proceeds" section of the Prospectus.

              (viii) The Company will cooperate with the Underwriters and their counsel in connection with endeavoring to obtain and maintain the qualification or registration, or exemption from qualification, of the Shares for offer and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriters may designate; PROVIDED, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to taxation or general service of process in any jurisdiction where it is not now so subject.

              (ix)     The Company will not at any time, directly or indirectly,
(A) take any action designed to cause or result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, or (B) (1) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Shares or (2) pay or agree to pay any person any compensation for soliciting another to purchase any other securities of the Company.

              (x) The Company will comply with all the provisions of any undertakings contained in the Registration Statement.

              (xi) The Company will not, directly or indirectly, for a period of 180 days following the date of the Prospectus, without the prior written consent of Jefferies, offer, sell, contract to sell, or grant any option to purchase or otherwise dispose of any shares of Common Stock or any securities convertible into, or exchangeable for, shares of Common Stock, or register for sale under the Act any shares of Common Stock or any securities convertible into, or exchangeable for, shares of Common Stock, other than (A) pursuant to any employee stock option plan of the Company duly adopted by the Board of Directors of the Company or a duly appointed committee thereof (B) upon exercise or conversion of securities exercisable for or convertible into Common Stock outstanding at the Representation Date.

              (xii) The Company shall cause the Shares to be quoted on the Nasdaq National Market and shall use its best efforts to maintain such trading while the Shares are outstanding.

              (xiii) Until the expiration of three years from the Effective Date, the Company will not effect a change in the independent certified public accountants for the Company unless either the Company has received Jefferies' prior written consent or such substitute independent certified public accountant is one of the "big six" firms.

    4.   PAYMENT OF EXPENSES.

         (a) The Company covenants and agrees with the Underwriters that the Company will pay (directly or by reimbursement): (i) the fees, disbursements and expenses of counsel and accountants for the Company, and all other expenses, in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus, the Prospectus and any amendments or supplements thereto, and the furnishing of copies thereof, including charges for mailing, air freight and delivery and counting and packaging thereof to the Underwriters and dealers;(ii) the cost of printing this Agreement, the Agreement Among Underwriters, the Selected Dealer Agreement, communications with the Underwriters and selling group and the Preliminary and Supplemental Blue Sky Memoranda and any other related documents in connection with the offering, purchase, sale and delivery of the Shares;(iii) all expenses in connection with the qualification of the Shares for offering and sale under Blue Sky securities laws including filing and registration fees and the fees, disbursements and expenses for counsel for the Underwriters in connection with such qualification and in connection with Blue Sky surveys or similar advice with respect to sales;(iv) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the NASD of the terms of the sale of the Shares;(v) all fees and expenses in connection with quotation of the Shares on the Nasdaq National Market; and (vi) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement which are not otherwise specifically provided for in this Section 4, including the fees of the Company's transfer agent and registrar, the cost of any stock issue or transfer taxes on sales of the Shares to the Underwriters, the cost of the Company's personnel and other internal costs, the cost of printing and engraving the certificates representing the Shares and all expenses and taxes incident to the sale and delivery of the Shares to be sold by the Company to the Underwriters hereunder.

         (b) If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or 9 hereof, the Company shall reimburse the Representatives and the other Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

    5.   CONDITIONS OF THE UNDERWRITERS' OBLIGATION.

         The obligation of the Underwriters to purchase the Shares hereunder is subject to the continued accuracy of the representations and warranties of the Company herein contained as of the date hereof and on each Closing Date, to the accuracy of the statements of the Company made in any certificate or certificates pursuant to the provisions hereof as of the date hereof and on each Closing Date and to the performance by the Company of its obligations hereunder, and to the following further conditions:

         (a) The Registration Statement shall have become effective not later than 5:30 P.M. on the date hereof, or at such later time and date as may be approved by the Representatives and the Company and shall remain effective at each Closing Date. No stop order suspending the effectiveness of the Registration Statement shall have been issued under the Act or proceedings therefor initiated or threatened by the Commission. No order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or blue sky laws of any jurisdiction shall be in effect or proceedings therefor initiated or threatened by the Commission or the authorities of any such jurisdiction. If the Company has elected to rely upon Rule 430A, the price of the Shares and any price-related or other information previously omitted from the effective Registration Statement pursuant to Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed time period, and, prior to the Firm Shares Closing Date, the Company shall have provided evidence satisfactory to the Representatives of such timely filing or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirement of Rule 430A.

         (b) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the business, properties, prospects, condition (financial or other) or results of operations of the Company which, in the judgment of the Representatives, materially affects the market for the Shares or (ii) any material loss or interference with the business or properties of the Company from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus, if in the judgment of the Representatives any such development makes it impracticable or inadvisable to proceed with completion of the sale of and payment for the Shares.

         (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company or any of its officers or directors in their capacities as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, or arbitrator, in which litigation or proceeding an unfavorable ruling, decision or finding would materially and adversely affect the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company.

         (d) Each of the representations and warranties of the Company contained herein shall be true and correct in all material respects at each Closing Date, as if made at such Closing Date, and all covenants and agreements contained herein to be performed on the part of the Company, and all conditions contained herein to be fulfilled or complied with by the Company at or prior to each Closing Date shall have been duly performed, fulfilled or complied with.

         (e) Shereff, Friedman, Hoffman & Goodman, LLP, counsel for the Company, shall have furnished to the Underwriters their opinion, satisfactory in form and substance to counsel for the Underwriters, dated the Firm Shares Closing Date (and, if applicable, the Additional Shares Closing Date), to the effect that:

              (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with all requisite corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus.

              (ii) To the knowledge of such counsel, the Company has no subsidiaries.

              (iii) Except as otherwise disclosed in the opinion, there are no preemptive or other rights to subscribe for or to purchase shares of capital stock of the Company pursuant to any statute, the certificate of incorporation or by-laws of the Company or, to such counsel's knowledge, any agreement or other instrument to which the Company is a party as to which any person can successfully maintain an action, suit or proceeding against the Company for violation of his or her preemptive rights with respect to the issuance of any shares of capital stock of the Company.

              (iv) To the knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company required to be disclosed in the Prospectus that is not disclosed in the Prospectus, and there is no contract or other document required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit, which is not described or filed as required.

              (v) All of the Company's issued and outstanding capital stock has been duly authorized, validly issued, is fully paid and nonassessable, has been issued in compliance with all applicable Federal securities laws, and the Common Stock of the Company conforms in all material respects to the descriptions thereof and the statements made with respect thereto in the Registration Statement and the Prospectus under the caption "Description of Capital Stock" (it being understood that such description is merely a summary of terms of such Common Stock).

              (vi) The Registration Statement has become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) have been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement and the Prospectus (other than the financial statements and other financial and statistical information and other financial data and schedules contained therein as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the applicable Act Regulations.

              (vii) The statements in the Registration Statement and Prospectus, insofar as they are descriptions of contracts, agreements or other legal documents, are accurate in all material respects and present fairly the information required to be shown.

              (viii) This Agreement has been duly authorized, executed and delivered by the Company, is a valid and binding agreement of the Company, enforceable in accordance with its terms (except to the extent rights to indemnity hereunder may be limited by Federal or state securities laws or public policy underlying such laws and except to the extent the enforcement hereof or thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, by equitable principles or judicial limitations on the right of specific performance) and the Company has full corporate power and authority to enter into this Agreement.

              (ix) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated hereby, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriters or such as may be required by the NASD (as to which such counsel need express no opinion) and such other approvals (specified in such opinion) as have been obtained or if not obtained would not have a Material Adverse Effect.

              (x) Neither the execution and delivery of this Agreement, the issuance and sale of the Shares, the consummation of any other of the transactions herein contemplated, nor the fulfillment of the terms hereof, will conflict with, or result in a breach or violation of, or constitute a default under, or result in the creation or imposition of any lien, charge, claim or encumbrance upon, any of the property or assets of the Company pursuant to (a) the terms of any agreement, contract, indenture, lease or other instrument known to such counsel to which the Company is a party or by which the Company is bound or to which any of its property or assets is subject (it being understood that counsel need express no opinion with respect to the registration rights held by any holder whose securities are included in the Concurrent Offering), (b) any law, statute, rule or regulation, or any judgment, order, consent or memorandum of understanding known to such counsel of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company, or (c) the certificate of incorporation or by-laws of the Company.

              (xi) To the knowledge of such counsel, the Company is not now in violation or breach of, or in default with respect to, any provision of any contract, agreement, instrument, lease, license, arrangement or understanding known to such counsel which, individually or in the aggregate, would have a Material Adverse Effect, and each such contract, agreement, instrument, lease, license, arrangement or understanding is in full force and effect, is the legal, valid, and binding obligation of the Company and is enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency and other laws affecting the enforceability of creditors' rights generally and general principles of equity and judicial limitations on the right of specific performance.

              (xii) The Shares have been duly and validly authorized by the Company for issuance, and the Company has full corporate power and authority to issue, sell and deliver the Shares; and, when the Shares are issued and delivered against payment therefor as provided by this Agreement, the Shares will have been validly issued and will be fully paid and nonassessable, and the issuance of such Shares will not be subject to any statutory preemptive rights or similar statutory rights or, to such counsel's knowledge, any other preemptive or similar rights.

              (xiii) The certificates for the Shares are in due and proper form under Delaware law and the by-laws of the Company and conform with the form of certificate duly authorized by the Board of Directors of the Company.

              (xiv) The Shares, when issued, will conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus under the caption "Description of Capital Stock" (it being understood that such description is merely a summary of terms of such Shares).

              (xv) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or subject to registration under such act.

              (xvi) Except as set forth in the Registration Statement and the Prospectus, to the knowledge of such counsel, no holder of any securities of the

Company or any other person has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to such person, or to permit such person to underwrite the sale of, any of the Shares or the right to have any Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any shares of Common Stock or other securities of the Company that has not been waived or lapsed; however, such counsel need express no opinion with respect to the registration rights held by any holder whose securities are included in the Concurrent Offering.

    In addition, such counsel shall also state that such counsel has participated in conferences with representatives of the Underwriters, officers and representatives of the Company and representatives of the independent certified public accountants of the Company, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and that, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except as set forth in Section 5(e)(vi)), on the basis of the foregoing (relying as to materiality to a large extent upon officers and other representatives of the Company), no facts have come to the attention of such counsel which lead such counsel to believe that the Registration Statement at the time it became effective or at the Representation Date and at the Firm Shares Closing Date (and, if applicable, the Additional Shares Closing Date) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, at the Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Shares which differs from the Prospectus on file at the Commission at the Representation Date, in which case at the time it is first provided to the Underwriters for such use) or at the Firm Shares Closing Date (and, if applicable, the Additional Shares Closing
Date), included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, that such counsel need not express any comment with respect to the financial statements, supporting schedules or other financial and statistical data contained in the Registration Statement or the Prospectus.

         (f) Arent, Fox, Kintner, Plotkin & Kahn, regulatory and trademark counsel for the Company, shall have furnished to the Underwriters their opinion, satisfactory in form and substance to counsel for the Underwriters, dated the Firm Shares Closing Date (and, if applicable, the Additional Shares Closing
Date), to the effect that:

              (i) The statements set forth in the Registration Statement and the Prospectus under the captions "Risk Factors - Necessity of Regulatory Clearances to Market," "Business - Product Testing," "Business - Regulatory Status" and "Business-

Government Regulation" (collectively, the "FDA Portion"), insofar as such statements purport to summarize applicable provisions of the Federal Food, Drug, and Cosmetic Act (the "FFDCA") and the regulations promulgated thereunder, are accurate summaries in all material respects of the provisions purported to be summarized under such captions or of any legal matters, documents or proceedings referred to therein and relating to the FFDCA or the regulation by the FDA of the business or operations of the Company or the Company's compliance therewith.


              (ii) The Company has received the requisite regulatory permission to market the INSTEAD-TM- feminine protection product in the United States. The modifications to INSTEAD-TM-'s materials and labeling change subsequent to FDA clearance to market the INSTEAD-TM- feminine protection product in the United States as set forth in the Registration Statement and the Prospectus would not, under current laws and regulations, require submission of a supplemental 510(k) notification to the FDA and clearance of such a notification submission by that agency prior to the marketing of the product.

              (iii) To the knowledge of such counsel, the Company has filed with the FDA for and received approval or clearance of all applications, licenses, registrations and permits ("Regulatory Authorizations") necessary to conduct its business and operations as described in the Registration Statement and the Prospectus, and the Company is in compliance with all such Regulatory Authorizations and all applicable FDA rules, regulations, guidelines and policies, including, without limitation, applicable FDA rules, regulations, guidelines and policies relating to the development, testing, manufacture, labeling, storage, record keeping, reporting or marketing of the Company's products.

              (iv) To the knowledge of such counsel, there are no FDA enforcement actions or proceedings pending or threatened against the Company.

              (v) The Company is recorded in the records of the U.S. Patent and Trademark Office and in each appropriate foreign trademark office as the sole owner or assignee of record of each of the registered trademarks noted on an appendix to such opinion (the "Trademarks") and of each of the trademark applications noted on such appendix (the "Trademark Applications"). To the knowledge of such counsel, there are no asserted or unasserted claims of any person relating to the scope or ownership of the Trademarks or the Trademark Applications, and there are no material defects of form in the preparation or filing of the Trademark Applications and the applications which led to the Trademarks. The statements set forth in the Registration Statement and the Prospectus under the caption "Business - Trademarks" (the "Trademark Portion") are accurate summaries in all material respects of the matters set forth therein.

              (vi) Based upon a review of the FDA Portion and the Trademark Portion, such counsel has no reason to believe that the information contained in the FDA Portion or the Trademark Portion of the Registration Statement and the

Prospectus at the time it became effective and at the Representation Date contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein not misleading or that at the Firm Shares Closing Date (and, if applicable, the Additional Shares Closing
Date) the information contained in the FDA Portion and the Trademark Portion of the Prospectus or any amendments or supplements to the FDA Portion or Trademark Portion of the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of which they were made, not misleading.

         (g)  Dickstein, Shapiro & Morin L.L.P., patent counsel for the
Company, shall have furnished to the Underwriters their opinion, satisfactory in form and substance to counsel for the Underwriters, dated the Firm Shares Closing Date (and, if applicable, the Additional Shares Closing Date), to the effect that:

              (i) The Company is recorded in the records of the U.S. Patent and Trademark Office and in each appropriate foreign patent office as the sole owner or assignee of record of each of the issued patents noted on an appendix to such opinion (the "Patents") and each of the patent applications noted on such appendix (the "Patent Applications"). To the knowledge of such counsel, there are no asserted or unasserted claims of any person relating to the scope or ownership of the Patents or Patent Applications, and there is no material defects of form in the preparation or filing of the Patent Applications and the applications which led to the Patents, and unless otherwise noted on the appendix none of the Patent Applications are finally rejected.

              (ii) To the knowledge of such counsel, there is no fact or circumstance that would form a basis for the belief that any of the Patents are either invalid or unenforceable.

              (iii) To the knowledge of such counsel, there is no charge of infringement, or other fact or circumstance that would form a basis for belief, that any of the Company's products infringe any patent, copyright, trade secret or other intellectual property rights of any third party.

              (iv) To the knowledge of such counsel, there is no pending or threatened legal or governmental proceeding relating to the Company's Patents or Patent Applications, licensing rights, Trademarks, collaborations, research, licensing or royalty arrangements, trade secrets, know-how, proprietary rights, technologies or manufacturing.

              (v) The statements in the Registration Statement and the Prospectus under the captions "Risk Factors - Risks Inherent in Obtaining and Protecting Patents and Proprietary Technology" and "Business - Patent Status and Patent Applications; Proprietary Technology" (the "Patent Portion" and "Trade Secret Portion") are accurate statements or summaries in all material respects and present fairly the information required to be shown in the matters set forth therein.

              (vi) Nothing has come to such counsel's attention that causes such counsel to believe that the information contained in the Patent Portion and Trade Secret Portion of the Registration Statement and the Prospectus at the time it became effective and at the Representation Date contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein not misleading or that, at the Firm Shares Closing Date (and, if applicable, the Additional Shares Closing Date), the information contained in the Patent Portion and Trade Secret Portion of the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of which they were made, not misleading.

         (h) Fulbright & Jaworski L.L.P., counsel for the Underwriters, shall have furnished to the Underwriters an opinion with respect to such matters as may be reasonably requested by the Underwriters, dated the Firm Shares Closing Date (and, if applicable, the Additional Shares Closing Date).

         (i) The following conditions contained in clauses (A) through (C) of this Section 5(i) shall have been satisfied on and as of each Closing Date, and the Company shall have furnished to the Underwriters a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Firm Shares Closing Date (and, if applicable, the Additional Shares Closing Date), to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplement or amendment to the Prospectus and this Agreement and that:

              (A) the representations and warranties of the Company in this Agreement are true and correct on and as of the Firm Shares Closing Date (and, if applicable, on the Additional Shares Closing Date), with the same effect as if made on the Firm Shares Closing Date (and, if applicable, on the Additional Shares Closing Date); the Registration Statement, as amended as of the Firm Shares Closing Date (and, if applicable, on the Additional Shares Closing Date), does not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented as of the Firm Shares Closing Date (and, if applicable, on the Additional Shares Closing Date), does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Company has complied with all the agreements and satisfied all the conditions under this Agreement on its part to be performed or satisfied at or prior to the Firm Shares Closing Date (and, if applicable, at or prior to the Additional Shares Closing Date);

              (B) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the Company, threatened; and

              (C) since the date of the most recent financial statements included in the Prospectus, there has been no change or development involving a prospective change, with respect to the business, properties, prospects, financial condition or results of operations of the Company that could have a Material Adverse Effect.

         (j) The NASD, upon review of the terms of the public offering of the Shares, shall not have objected to the Underwriters' participation in such offering.

         (k)  At the Effective Date, the Representation Date and at each
Closing Date, Deloitte & Touche, LLP shall have furnished to the Underwriters a letter or letters, dated respectively as of the Effective Date, the Representation Date and each Closing Date, in form and substance satisfactory to the Representatives, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the historical financial statements and certain financial and statistical information pertaining to the Company contained in the Registration Statement and the Prospectus.

         (l) At each Closing Date, counsel for the Underwriters shall have been furnished with such information, certificates and documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as contemplated herein and related proceedings, or to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained, or otherwise in connection with the offering contemplated hereby; and all opinions and certificates mentioned above or elsewhere in this Agreement shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

         (m) On or prior to the Representation Date, the Company shall have furnished to the Underwriters copies of the Lock-Up Agreements and Hampshire shall have furnished to Jefferies a letter in which Hampshire agrees not to release any director, officer or 5% stockholder from his, her or its obligations under the Lock-Up Agreement without the prior written consent of Jefferies.

    6.   INDEMNIFICATION AND CONTRIBUTION.

         (a) The Company agrees to indemnify, defend and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter, within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the fullest extent lawful from and against any losses, expenses, claims, damages or liabilities (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), which, jointly or severally, any of them may become subject under the Act, the Exchange Act or otherwise, as such expenses are incurred, insofar as such losses, expenses, claims, damages or liabilities arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or in any Blue Sky application or other document executed by the Company specifically for that purpose or based upon information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Shares under the securities laws thereof or filed with the Commission or any securities association or securities exchange (each, an "Application"), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or
(ii) any untrue statement made in Section 1(a) of this Agreement by the Company; PROVIDED, HOWEVER, that for purposes of this subsection 6(a)(ii), the representation and warranty contained in the second sentence of Section 1(a)(vi) shall be deemed to have been made without any reference or qualification as to the Disclosure Letter and the representation and warranty contained in Section 1(a)(xxix) shall be deemed to have been made without any qualification as to a holder whose securities are included in the Concurrent Offering; PROVIDED FURTHER, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, expense, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with the written information furnished to the Company by the Representatives on behalf of any Underwriter expressly for use in the Registration or the Prospectus; and PROVIDED, FURTHER, that with respect to any untrue statement or omission or alleged untrue statement or omission made in any Preliminary Prospectus, the indemnity agreement contained in this Section 6(a) shall not inure to the benefit of any such Underwriter, the directors, officers, employees or agents of such Underwriter or any person controlling such Underwriter, and the Company shall not be liable to any such Underwriter, the directors, officers, employees or agents of such Underwriter or any persons controlling such Underwriter, from whom the person asserting any such losses, expenses, claims, damages or liabilities purchased the Shares concerned, to the extent that any such loss, expense, claim, damage or liability results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Shares to such person, a copy of the Prospectus, as the same may be amended or supplemented, within the time required by the Act (if required thereby), and the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such Preliminary Prospectus was corrected in such Prospectus and the Company had previously furnished copies thereof to such Underwriter on a timely basis in order to permit the Prospectus (as the same may be amended or supplemented) to be sent or given. The foregoing indemnity agreement shall be in addition to any liability that the Company may otherwise have.

         (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company and each officer who signs the Registration Statement, to the same extent as the foregoing indemnities from the Company to each Underwriter, the directors, officers, employees and agents of such Underwriter and any person controlling such

Underwriter, but only insofar as such loss, expense, claim, damage or liability arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission made in reliance or in conformity with information relating to such Underwriter furnished in writing to the Company by the Representatives on behalf of such Underwriter, expressly for use in the Registration Statement or the Prospectus. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have. The Company agrees that the statements set forth in the last paragraph of the cover page of the Prospectus, the stabilization legend on the inside front cover page of the Prospectus, the "Underwriting" section of the Prospectus and the amounts of the selling concession and reallowance set forth in the Prospectus constitute the only information provided in writing by the Representatives on behalf of any Underwriter expressly for use in the Registration Statement or the Prospectus.

         (c)  If any action is brought against an indemnified party under this
Section 6, the indemnified party or parties shall promptly notify the indemnifying party in writing of the institution of such action (provided that the failure to give such notice shall not relieve the indemnifying party of any liability which it may have pursuant to this Agreement, unless and to the extent the indemnifying party did not otherwise learn of such action and such failure has resulted in the forfeiture of substantive rights or defenses by the indemnifying party) and the indemnifying party shall assume the defense of such action, including the employment of counsel and payment of reasonable expenses. The indemnified party or parties shall have the right to employ separate counsel (including local counsel) in any such case and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to take charge of the defense of such action within a reasonable time after notice of the institution of such action, (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to those available to the indemnifying party or (iv) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties, in any of which events such fees and expenses shall be borne by the indemnifying party and paid as incurred); PROVIDED, that the indemnifying party shall only be responsible for the fees and expenses of one counsel for the indemnified party or parties hereunder.
Anything in this paragraph to the contrary notwithstanding, the indemnifying party shall not be liable for any settlement of any such claim or action effected without its written consent, which consent shall not be unreasonably withheld. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

         (d) If the indemnification provided for in this Section 6 is unavailable to an indemnified party under subsections (a) or (b) of this
Section 6 or is insufficient to hold harmless a party indemnified thereunder, in respect of any losses, expenses, claims, damages or liabilities referred to therein, then each applicable indemnifying party shall contribute to the amount paid in settlement of any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, expenses, claims, damages and liabilities suffered by the Company, any contribution received by the Company from persons other than the Underwriters who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company, to which the Company and one or more of the Underwriters may be subject, in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and the Underwriters on the other hand, from the offering of the Shares or, if, but only if, such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company on the one hand, and the Underwriters on the other hand, in connection with the statements or omissions which resulted in such losses, expenses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand, and the Underwriters on the other hand, shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts but before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand, and the Underwriters on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, expenses, claims and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 6(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discount received by it by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

The Underwriters' obligations in this Section 6(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (e) Subject to the provision of subsection (a) of this Section 6, the Company hereby severally agree that in addition to its other obligations under subsection (a) of this Section 6, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission described in subsection (a) of this Section 6, it will reimburse the Underwriters on a monthly basis for all reasonable legal fees and other expenses reasonably incurred in connection with investigating or defending such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 6 and the possibility that such payments might later be held to be improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Underwriters shall promptly return such payments to the Company.

    7. SURVIVAL. The respective indemnity and contribution agreements contained in Section 6 hereof and the covenants, warranties and other representations of the Company contained in this Agreement or contained in certificates of officers of the Company submitted pursuant hereto shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, or any of their respective officers, employees, directors, stockholders or person who controls the Underwriters within the meaning of
Section 15 of the Act, or by or on behalf of the Company or any of its directors, officers, employees or any person who controls the Company within the meaning of Section 15 of the Act, and shall survive delivery of and payment for the Shares.

    8. DEFAULT BY AN UNDERWRITER. If one or more of the Underwriters shall fail or refuse at a Closing Date to purchase and pay for any of the Shares agreed to be purchased by such Underwriter or Underwriters hereunder on such date and the aggregate number of Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the total number of Shares to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I bears to the total number of Firm Shares which all the non-defaulting Underwriters, as the case may be, have agreed to purchase, or in such other proportion as the Representatives may specify, to purchase the Firm Shares or Additional Shares, as the case may be, which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase on such date; PROVIDED, that in no event shall the number of Firm Shares or Additional Shares, as the case may be, which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 8 by an amount in excess of one-tenth of such number of Firm Shares or Additional Shares, as the case may be, without the written consent of such Underwriter. If on the Firm Shares Closing Date or on the

Additional Shares Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares, or Additional Shares, as the case may be, and the aggregate number of Firm Shares or Additional Shares, as the case may be, with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date by all Underwriters in the event of a default by a Underwriter and arrangements satisfactory to the Representatives and the Company for purchase of such Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter and the Company. In any such case which does not result in termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Firm Shares Closing Date, or the Additional Shares Closing Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

    9.   TERMINATION OF AGREEMENT.

         (a) The Representatives may terminate this Agreement, by written notice to the Company prior to the Firm Shares Closing Date (or, if applicable, the Additional Shares Closing Date) (i) if there shall occur any default or breach by the Company hereunder or the failure to satisfy any of the conditions contained in Section 5 hereof, (ii) if there shall have been, since the date of this Agreement or since the respective dates as of which information is provided in the Registration Statement and prior to the Firm Shares Closing Date (or, if applicable, the Additional Shares Closing Date), any material adverse change, or any development involving a prospective material adverse change (including, without limitation, a change in the management or control of the Company), in the condition (financial or otherwise), business prospects, net worth or results of operations of the Company, or (iii) if, since the date of this Agreement and prior to the Firm Shares Closing Date (or, if applicable, the Additional Shares Closing Date), (A) there has occurred any material adverse change in the financial markets of the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis, the effect of which on the financial securities markets of the United States is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus, or (B) trading in any of the securities of the Company has been suspended by the Commission, or trading generally on the New York Stock Exchange or the Nasdaq National Market has been suspended (other than by limitation on hours or number of days of trading), or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by the New York Stock Exchange or the Nasdaq National Market or by order of the Commission or any other governmental authority or (C) a banking moratorium has been declared by any of the Federal or New York authorities.

         (b) If this Agreement is terminated pursuant to this Section 9 or any other provision of this Agreement, such termination shall be without liability of any party to any other party except as provided in Sections 4 and 6.

    10. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Underwriters, c/o Jefferies & Company, Inc., 650 Fifth Avenue, 4th Floor, New York, New York 10019, attention of Peter Ruel, with a copy to Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103, attention of Paul Jacobs, Esq.; notices to the Company shall be directed to 500 Fifth Avenue, Suite 3620, New York, New York 10110, attention of John W. Andersen, with a copy to Shereff, Friedman, Hoffman & Goodman, LLP, 919 Third Avenue, New York, New York 10022, attention of Gerald Adler, Esq.

    11. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors and legal representatives. Nothing expressed or mentioned in this Agreement is intended or shall be construed to provide any person, firm or corporation, other than the Underwriters, the Company, their respective successors and legal representatives, and the controlling persons and officers, employees, directors and stockholders referred to in Sections 6 and 7 and their respective heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and their respective successors and legal representatives, and said controlling persons, stockholders, officers and directors and their respective heirs and legal representatives, and for the benefit of no other person, firm or corporation.
No purchaser of Shares from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

    12. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

    13. COUNTERPARTS. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

                              *     *     *     *     *

    If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

                             Very truly yours,

                             ULTRAFEM, INC.



                             By:__________________________________________
                                Name:  John W. Andersen
                                Title: President and Chief Executive Officer



CONFIRMED AND ACCEPTED,
as of the date first above written:

JEFFERIES & COMPANY, INC.
HAMPSHIRE SECURITIES CORPORATION

By:  JEFFERIES & COMPANY, INC.



By:_________________________________
   Name:
   Title:
For themselves and as Representatives of
the other Underwriters named in this Agreement

                                      SCHEDULE I


                                                      Number of Firm Shares
Underwriter                                              To Be Purchased
- -----------                                               --------------

Jefferies & Company, Inc.  . . . . . . . . . . . . .
Hampshire Securities Corporation . . . . . . . . . .






             Total . . . . . . . . . . . . . . . . .      ___________
                                                           3,000,000
                                                          ===========


                                         -33-